                                                                    EXHIBIT 10.2


                             STOCK TENDER AGREEMENT


     STOCK TENDER AGREEMENT (this "Agreement"), dated June 12, 1998, by and
                                   ---------
among Armstrong World Industries, Inc., a Pennsylvania corporation ("Parent"),
                                                                     ------
Sapling Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly-
                                                    ---------
owned subsidiary of Parent, and each of the parties listed on the signature pages hereto (each a "Stockholder", and collectively, the "Stockholders").
                      -----------                          ------------


     WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $.01 per share (the

"Common Stock"), of Triangle Pacific Corp., a Delaware corporation (the
-------------
"Company"), set forth opposite its name on Annex I hereto;
 -------

     WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the acquisition of
 ----------------
the Company by Parent by means of a cash tender offer (the "Offer") by Purchaser
                                                            -----
for all of the outstanding shares of Common Stock and for the subsequent merger (the "Merger") of Purchaser with and into the Company upon the terms and subject
      ------
to the conditions set forth in the Merger Agreement; and


     WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.


     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



     SECTION 1.  Representations and Warranties of the Stockholder.  Each of the
                 -------------------------------------------------
Stockholders hereby represents and warrants to Parent and Purchaser, severally and not jointly, as follows:


     (a) Such Stockholder is the beneficial owner of the shares of Common Stock (as may be adjusted from time to time pursuant to Section 6 hereof, the

"Shares") set forth opposite its name on Annex I to this Agreement.  Such Shares
 ------
are held of record, in each case, by the custodian of such Stockholder. On the date hereof, the Shares opposite such Stockholder's name constitute all of the Shares owned by such Stockholder. Such Stockholder has the exclusive right to vote or dispose of (or exercise the voting or disposition of) such Shares.

     (b) Such Stockholder is a corporation, general partnership, limited partnership, collective investment trust or separate account, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all corporate, partnership or other action necessary to authorize the execution, delivery and performance of this Agreement.


     (c) This Agreement has been duly authorized, validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


     (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of such Stockholder under, any of the terms, conditions or provisions of (A) the certificates of articles of incorporation or by laws (or other comparable charter documents) of such Stockholder or (B) (x) any Law or Order of any Governmental or Regulatory Authority applicable to such Stockholder or any of its respective assets or properties, or (y) any Contract to which such Stockholder is a party or by which such Stockholder or any of its respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated by this Agreement, or (ii) require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any Governmental or Regulatory Authority or any third party other than an amendment to Schedule 13D and Form 4 and/or Form 5. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.


     (e) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements or understandings or arrangements whatsoever, except for any such liens or proxies arising hereunder, and not subject to any preemptive rights.


     SECTION 2.  Representations and Warranties of Parent and Purchaser.  Each
                 ------------------------------------------------------
of Parent and Purchaser hereby represents and warrants to the Stockholders as follows:

     (a) Parent and Purchaser are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of Parent and Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.


     (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser and constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


     (c) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance by Parent and Purchaser of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or Purchaser under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or bylaws of Parent or Purchaser or (B) (x) any Law or Order of any Governmental or Regulatory Authority applicable to Parent or Purchaser or any of their respective assets or properties, or (y) any Contract to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Parent and Purchaser to consummate the transactions contemplated by this Agreement, or (ii) require any filing by Parent or Purchaser with, or any permit, authorization, consent or approval of, any Governmental or Regulatory Authority.


     SECTION 3.  Purchase and Sale of the Shares.  Each of the Stockholders
                 -------------------------------
hereby agrees to tender the Shares set forth opposite its name on Annex I to this Agreement into the Offer promptly, and in any event no later than the fifth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and not to withdraw any Shares so tendered unless the Offer is terminated or has expired; provided that if such Stockholder shall thereafter acquire shares of Common Stock, then any such Shares shall be tendered on the next succeeding business day after such acquisition. Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to $55.50 per Share or any higher price that may be paid in the Offer; provided, however, that
                                                         --------  -------
Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex A thereto.


     SECTION 4.  Transfer of the Shares; Proxies and Non-Interference.  Prior to
                 ----------------------------------------------------
the termination of this Agreement, except as otherwise provided herein, none of the Stockholders shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, any or all of the Shares;
(ii) enter into any Contract, option or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) except as provided herein, grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.


     SECTION 5.  Stockholder Capacity.  No person executing this Agreement who
                 --------------------
is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the owner of, or the trustee of a trust whose beneficiaries are the owners of, such Shareholder Shares.


     SECTION 6.  Certain Events.  In the event of any stock split, stock
                 --------------
dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.


     SECTION 7.  Certain Other Agreements.  From the date of this Agreement
                 ------------------------
until the earlier of the termination of this Agreement or the Effective Time, none of the Stockholders shall, and none of the Stockholders shall permit or authorize any advisor or representative retained by or acting for or on behalf of any such Stockholder to, directly or indirectly, (i) take any action to initiate, solicit, continue, encourage or facilitate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, 15% or more of the shares of any class of voting securities of the Company or any of its subsidiaries or a substantial portion of the assets of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement or by this Agreement (any of the foregoing being referred to as an "Acquisition
                                                                    -----------
Proposal"), or (ii) engage in negotiations, discussions or communications
--------
regarding or disclose any information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to any person, corporation, partnership or other entity or group (a "Potential Acquiror") that may be considering making, or has
                    ------------------
made, an Acquisition Proposal or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Each of the Stockholders shall (i) notify Parent promptly (and in any event within one business day) after receipt of any Acquisition Proposal (or any indication that any person is considering making an Acquisition Proposal) or any request for non-public information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, (ii) notify Parent promptly of any material change to any such Acquisition Proposal, indication or request and (iii) upon reasonable request by Parent, provide Parent with all material information about any such Acquisition Proposal, indication or request.


     SECTION 8.  Further Assurances.  Each of the Stockholders shall, upon
                 ------------------
request of Parent or Purchaser, take such further actions as may reasonably be necessary or desirable to carry out the provisions hereof, provided that the Stockholders shall not be required to incur any additional costs or expenses or receive less-than the agreed price without their consent.


     SECTION 9.  Termination.  Except as otherwise provided in this Agreement,
                 -----------
this Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the acquisition by Parent, through Purchaser or otherwise, of all the Shares, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the Effective Time; provided,
                                                                    --------
however, that Sections 8 and 10 shall survive any termination of this Agreement.
-------


     SECTION 10.  Expenses.  All fees and expenses incurred by any one party
                  --------
hereto shall be borne by the party incurring such fees and expenses.


     SECTION 11.  Public Announcements.  Each of the Stockholders, Parent and
                  --------------------
Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be
                                  --------  -------
made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.


     SECTION 12.  Definitions.  As used in this Agreement, the following terms
                  -----------
shall

have the meanings indicated below:


     "Contract" means any agreement, lease, evidence of indebtedness, mortgage,
      --------
indenture, security agreement or other contract (whether written or oral).


     "Law" means any law, statute, rule, regulation, ordinance and other
      ---
pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.


     "Liens" means any mortgage, pledge, assessment, security interest, lease,
      -----
lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Governmental or Regulatory Authority" means any court, tribunal,
      ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.


     "Order" means any writ, judgment, decree, injunction or similar order of
      -----
any Governmental or Regulatory Authority (in each such case whether preliminary or final).



     SECTION 13.  Miscellaneous.
                  -------------


     (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:



     (A) if to any or all the Stockholders, to:


         Oaktree Capital Management LLC
         550 South Hope Street, 22nd  Floor
         Los Angeles, California  90071
         Telephone:  (213) 694-1522
         Facsimile:  (213) 533-5022
         Attention:  Kenneth Liang


     with copies to:


         Gibson, Dunn & Crutcher LLP
         200 Park Avenue
         New York, New York  10166-0193
         Telephone:  (212) 351-3850
         Facsimile:  (212) 351-5247
         Attention:  Conor D. Reilly
     and

     (B)  if to Parent or Purchaser, to:

          Armstrong World Industries, Inc.
          313 West Liberty Street
          P.O. Box 3001
          Lancaster, Pennsylvania
          17604-3001
          Telephone:  (717) 396-0611
          Facsimile:  (717) 396-2983
          Attention:  Deborah K. Owen
                      Senior Vice President,
                      Secretary and General Counsel

     with a copy to:

          Rogers & Wells LLP
          200 Park Avenue
          New York, New York 10166
          Telephone:  (212) 878-8000
          Facsimile:  (212) 878-8375
          Attention:  Robert E. King, Jr., Esq.
                      Bonnie A. Barsamian, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.


     (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.


     (d) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

     (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.


     (f) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (f) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.


     (g) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment shall be null and void; provided, however,
                                                      --------  -------
Purchaser or Parent may, without the prior written consent of any Stockholder assign its rights and obligations to any of its direct or indirect wholly owned subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


     (h) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     (i) Each of the parties hereto acknowledge and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.


     (j) No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by each party hereto; provided that Annex I hereto may be supplemented by Parent by adding the name
              -------
and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

     IN WITNESS WHEREOF, each of Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.



                            ARMSTRONG WORLD INDUSTRIES, INC.



                            By: /s/ George A. Lorch
                               -------------------------------------
                            Name:   George A. Lorch
                            Title:  Chairman of the Board, President
                                     and Chief Executive Officer
                                   ---------------------------------



                            SAPLING ACQUISITION, INC.



                            By: /s/ George A. Lorch
                               -------------------------------------
                            Name:   George A. Lorch
                            Title:  President and Chairman of
                                     the Board
                                   ---------------------------------



                            TCW SPECIAL CREDITS FUND IIIb



                            By:     TCW SPECIAL CREDITS, its general partner


                            By:     TCW ASSET MANAGEMENT COMPANY, its
                                    Managing General Partner


                            By:/s/ Matthew S. Barrett
                               ----------------------
                              Name: Matthew S. Barrett
                              Title:


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:



                            TCW SPECIAL CREDITS TRUST



                            By:     TRUST COMPANY OF THE WEST,  as Trustee


                            By:/s/ Matthew S. Barrett
                               ----------------------

                              Name:  Mathew S. Barrett
                              Title: Authorized Signatory


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:   Authorized Signatory



                            TCW SPECIAL CREDITS TRUST IIIb



                            By:     TRUST COMPANY OF THE WEST, as Trustee


                            By:/s/ Matthew S. Barrett
                               ----------------------
                              Name: Matthew S. Barrett
                              Title:   Authorized Signatory


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:   Authorized Signatory



                            WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST



                            By:     TCW SPECIAL CREDITS, its investment manager


                            By:     TCW ASSET MANAGEMENT COMPANY, its
                                    Managing General Partner


                            By:/s/ Matthew S. Barrett
                               ----------------------
                              Name: Matthew S. Barrett
                              Title:   Authorized Signatory


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:   Authorized Signatory



                            THE COMMON FUND FOR BOND INVESTMENTS

                            By:  TCW SPECIAL CREDITS, as investment manager


                            By:     TCW ASSET MANAGEMENT COMPANY, its
                                    Managing General Partner


                            By:/s/ Matthew S. Barrett
                               ----------------------
                              Name: Matthew S. Barrett
                              Title:   Authorized Signatory


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:   Authorized Signatory



                            TCW SPECIAL CREDITS FUND V - THE PRINCIPAL FUND



                            By:     TCW ASSET MANAGEMENT COMPANY, its General
                                    Partner


                            By:/s/ Stephen A. Kaplan
                               ---------------------
                              Name: Stephen A. Kaplan
                              Title:   Authorized Signatory


                            By:/s/ Kenneth Liang
                               -----------------
                              Name: Kenneth Liang
                              Title:   Authorized Signatory



                            TCW ASSET MANAGEMENT COMPANY



                            By: /s/ Marc I. Stern
                                ---------------------------------
                              Name: Marc I. Stern
                              Title: Vice Chairman


                            By: /s/ Michael Cahill
                                ---------------------------------
                              Name: Michael Cahill
                              Title: Managing Director

                                    ANNEX I


                       Ownership of Company Common Stock

                                                  Number of Shares
                                                  -----------------


TCW Special Credits Fund IIIb........................    339,709

TCW Special Credits Trust............................    337,717

TCW Special Credits Trust IIIb.......................    144,815

TCW Special Credits Fund V...........................  4,250,085

TCW Asset Management Company.........................    339,053

Weyerhaeuser Company Master
Retirement Trust (separate account)..................    198,801

Common Fund For Bond Investments (separate account)..    299,004